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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 1, 2005

                            NUVEEN INVESTMENTS, INC.
               (Exact Name of Registrant as Specified in Charter)

           Delaware                       1-11123                36-3817266
(State or Other Jurisdiction of         (Commission           (I.R.S. Employer
        Incorporation)                  File Number)         Identification No.)

333 West Wacker Drive, Chicago, Illinois                      60606
(Address of Principal Executive Offices)                    (Zip Code)


       Registrant's telephone number, including area code: (312) 917-7700

                                 Not Applicable
         --------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR
    240.l4a-12)

[ ] Pre-commencement communications pursuant to Rule l4d- 2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ] Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange
    Act (17 CFR 240.l3e-4(c))



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Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers

           On August 4, 2005, at a regular meeting of the board of directors of Nuveen Investments, Inc. (the "Company"), Jay S. Fishman, Jay S. Benet, William H. Heyman and Samuel G. Liss resigned as Class B Directors of the Company. Their resignation was in accordance with the Repurchase Agreement, dated March 29, 2005, between the Company and The St. Paul Travelers Companies, Inc. ("St. Paul Travelers"), and occurred following the completion and settlement of the stock repurchase forward transaction between the Company and St. Paul Travelers, pursuant to which the Company acquired 12,128,562 shares of Nuveen Class B common stock from St. Paul Travelers.

Item 8.01. Other Events

           On August 1, 2005, the Company announced an agreement to acquire Santa Barbara Asset Management ("Santa Barbara"), an investment manager with $2.8 billion of assets under management located in Santa Barbara, California that manages growth stock portfolios. The Company will pay $50 million of consideration in cash for Santa Barbara. Santa Barbara's key professionals will own a minority equity interest that participates in the growth of Santa Barbara's business. The Company will have the right, but not the obligation, to acquire those interests in the future. The transaction is expected to close in approximately 60 days.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           NUVEEN INVESTMENTS, INC.


                                           By:  /s/ Alan G. Berkshire
                                               ---------------------------
                                               Alan G. Berkshire
                                               Senior Vice President


Dated:  August 4, 2005